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                                                               Exhibit 4(o)

                      CERTIFICATE OF AMENDMENT OF THE
               CERTIFICATE OF TRUST OF UCU CAPITAL TRUST I

     THIS Certificate of Amendment of the Certificate of Trust of UCU Capital Trust I (the "Trust"), dated September 21, 1999 is being duly executed and filed by the undersigned trustees to amend a business trust formed under the Delaware Business Trust Act (12 DEL.C. Section 3801, ET SEQ.).

     1. NAME. The name of the business trust amended hereby is UCU Capital Trust I.

     2. AMENDMENT OF TRUST. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the Delaware Trustee from Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware, 19801,
Attention: Corporate Trust Administration to Bank One Delaware, Inc., Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801,
Attention: Legal Department/First USA.

     3. EFFECTIVE DATE. This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being trustees of the Trust, have executed this Certificate of Amendment as of the date first above written.

                                     BANK ONE DELAWARE, INC., not in its
                                     individual capacity but solely as trustee

                                     By:  /s/ Steven M. Wagner
                                        -------------------------------------
                                     Name:   Steven M. Wagner
                                     Title:  Vice President

                                     DALE J. WOLF, not in his individual
                                     capacity but solely as trustee

                                          /s/  Dale J. Wolf
                                        -------------------------------------